Exhibit 10.1

AMENDMENT TO ASSET PURCHASE AGREEMENT

by and between

BIOGEN MA INC.

and

KARYOPHARM THERAPEUTICS INC.

WHEREAS, the parties desire to amend the Asset Purchase Agreement dated January 24, 2018 between Biogen MA Inc. and Karyopharm Therapeutics Inc. (the "Agreement") to address rights as to potential new inventions that may arise out of the manufacturing process in connection with the parties' manufacturing activities as set out below.

Now, therefore, the Parties agree to amend the Agreement, effective July 17, 2019 (the "Effective Date"), as follows:

1) Article VI, INTELLECTUAL PROPERTY; KNOW-HOW TRANSFER is amended by adding the following new Section 6.13 to follow after Section 6.12, Know-How Transfer:

Section 6.13. Manufacturing Improvements. "Manufacturing Improvements" shall mean any inventions related to the Manufacture of Purchased Assets (including the KPT-350 molecule (also known as BIIB100) and the KPT 420 molecule) or of any other Manufacturing Intermediate made by Seller or Purchaser after the date of the Agreement that are created or developed in connection with the manufacturing activities for the Purchased Assets. Any Manufacturing Improvements solely related to Purchased Assets ("Purchaser's Manufacturing Improvements") shall be assigned to Purchaser. Ownership of all other Manufacturing Improvements ("Other Manufacturing Improvements") shall be determined in accordance with U.S. inventorship laws. In addition, Seller hereby grants to Purchaser a non-exclusive, irrevocable, worldwide license to its ownership interest in any Other Manufacturing Improvements related to the Purchased Assets solely for the Manufacture of any Purchased Asset.

Purchaser, in turn, hereby grants to Seller a non-exclusive, irrevocable, worldwide license to its ownership interest in any Other Manufacturing Improvements solely for the Manufacture of any compounds that contain a shared intermediate or a similar synthetic step with any Purchased Asset.

2) Reference in this Amendment to terms written in upper case in shall have the meaning as set out in the Agreement.

3) In all other respects, the Agreement shall remain in full force and effect.

[Signature page follows]

Whereas, each of the Parties has caused this First Amendment to be executed and delivered by its duly authorized representatives to be effective as of the Effective Date.

KARYOPHARM THERAPEUTICS INC. BIOGEN MA INC.

By: /s/ Christopher B. Primiano By: /s/ Nicole Murphy

Name: Christopher B. Primiano Name: Nicole Murphy

Title: EVP, Chief Business Officer & Title: Senior Vice President

General Counsel Global Manufacturing & Technical

Operations

Date: 7/17/2019 Date: September 25, 2019